EMPLOYMENT AGREEMENT

      This Agreement made, effective as of March 14,1997, by and between MACE SECURITY INTERNATIONAL, INC., a Vermont corporation with a principal place of business at 160 Benmont Avenue, Town of Bennington, County of Bennington and State of Vermont ("Employer" or "Company"), and JON GOODRICH, of the Town of Bennington, County of Bennington and State of Vermont ("Employee").

      In consideration of the mutual covenants and promises of the parties to this Agreement, and in consideration of the services rendered by the Employee prior to the effective date of this Agreement, Employer and Employee agree as follows:

                                   SECTION ONE
                                   EMPLOYMENT

      Employer employs Employee in an executive capacity as President and Chief Executive Officer, and Employee accepts such employment with Employer subject to the terms and conditions of this Agreement.

                                   SECTION TWO
                               TERM OF EMPLOYMENT

      This Agreement and the employment under this Agreement shall commence on the effective date stated above, and continue until September 1, 1998.

                                  SECTION THREE
                               DUTIES OF EMPLOYEE

      Employee shall serve Employer faithfully, to the best of his ability, under the direction of the Board of Directors of Employer. Employee will devote all of his time, energy, and skill during regular business hours doing such employment. Employee shall perform such services and act in such executive capacity as the Board of Directors of Employer shall direct. Employee shall not engage in employment for any other company. Should employee voluntarily leave the employment of Employer, then he shall be prohibited for a period of two (2) years from competing with Employer either directly or indirectly in the business of Employer, to wit, the manufacture and sale of defense sprays, safety products or chemical munitions.

                                  SECTION FOUR
                                  NON-COMPETE

      Should employee voluntarily leave the employment of Employer or should his employment be terminated by action of the Board of Directors for cause, then he shall be prohibited for a period of two (2) years from the termination date from competing with Employer, either directly or indirectly in the business of Employer, as such business is conducted on the date of termination or at any time during the two (2) year period following termination. The determination of whether acts or omissions constitute cause shall be made by the Board of Directors, in good faith.

      Nothing herein shall be deemed to restrict Employee's ability to vote and sell or transfer his shares of the Company's common stock in opposition to recommendations of the Board.

      Nothing herein will limit or restrict Employee's ability to vote in any manner as a Board member, so long as he remains a Board member.

      Employee will not, at any time, other than for the benefit of Employer, exploit, publish or disclose any non-public, confidential or propriety information or trade secrets relating to the business of Employer except in pursuit of his duties hereunder, as required by law, or to Employer's Board of Directors. All documents and copies thereof containing any of the same in the possession of Employee shall be and remain the property of Employer, and shall be surrendered to Employer upon termination of Employee's employment.

      During the term of this Agreement and for two (2) years from the termination date of Employee's employment: (i) the Employee will not solicit any of the Employer's clients for the purpose of interfering with Employer's past, present or future business relationship with such clients;(ii) the Employee will not solicit or attempt to solicit any of Employer's officers or managers as of the date sixty (60) days prior to the date of Employee's termination.

                                  SECTION FIVE
                                  COMPENSATION

      Employee's annual compensation shall consist of (a) a salary of $125,000; and (b) participation in all benefit plans available to the Company's employees generally. Employee shall be reimbursed for such reasonable and necessary business expenses as are approved by the Board of Directors.

                                   SECTION SIX
                    EMPLOYER'S OBLIGATIONS UPON TERMINATION

      Except as provided for in Section Seven, if during the term of this Agreement, Employer terminates this Agreement without cause, as determined by the Board of Directors in good faith, Employer shall nevertheless continue the salary payments provided in Section 5(a) of this Agreement for the above-stated term.

                                  SECTION SEVEN
                     EMPLOYER'S OBLIGATION ON TERMINATION OF
                 EMPLOYMENT BY EMPLOYEE OR BY EMPLOYER FOR CAUSE

      If, during the term of this Agreement, Employee should resign, die, become disabled or be terminated by the Board of Directors for cause (as determined by the Board in good faith), then Employer's obligation to make the payments provided for in this Agreement shall cease; provided that all payments for periods prior to termination must be paid by Employer.


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

                                  SECTION EIGHT
                                    RELEASE

      Employee hereby releases Employer and its affiliates from any liability or obligation under any prior employment agreements. Nothing herein will be deemed to be a release by Employer of any Employee's obligations to Employer under prior employment agreements, including but not limited to the non-compete provisions.

                                  SECTION NINE
                                  ARBITRATION

      Any differences, claims, or matters in dispute arising between Employer and Employee out of or connected with this Agreement shall be submitted to arbitration consistent with the rules of the American Arbitration Association.

                                   SECTION TEN
                                ATTORNEY'S FEES

      In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all of the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

                                 SECTION ELEVEN
                                 GOVERNING LAW

      It is understood that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Vermont.

                                 SECTION TWELVE
                                ENTIRE AGREEMENT

      This Agreement shall constitute the entire Agreement between the parties and any prior understandings or representation of any kind preceding the date of this Agreement shall not be binding.

                                SECTION THIRTEEN
                         MODIFICATION OF THIS AGREEMENT

      Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                                SECTION FOURTEEN
                                    NOTICES

      Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective


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

addresses of each party as set forth at the beginning of this Agreement, or at such other address as may hereafter be furnished by either party to the other.

                                 SECTION FIFTEEN
                               PARAGRAPH HEADINGS

      The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

                                 SECTION SIXTEEN
                                     WAIVER

      No waiver by either party of any failure or refusal by the other party to comply with its or his obligations hereunder, shall be deemed a waiver of any other or subsequent failure or refusal of a similar or different kind.

      IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on this 14th day of March, 1997.


                                        MACE SECURITY INTERNATIONAL, INC.


                                        By: /s/ Marvin P. Brown
                                            ---------------------------------
                                            Marvin P. Brown, Chairman


                                            /s/ Jon Goodrich
                                            ---------------------------------
                                            Jon Goodrich


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